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                                                                    EXHIBIT 99.1






For Further Information Contact:
John C. Elbin
Chief Financial Officer
(317) 594-2627


For Immediate Release:


                            MARSH SUPERMARKETS, INC.
                       FIRST QUARTER RESULTS OF OPERATIONS


Indianapolis, IN, August 4, 2005

     Marsh Supermarkets, Inc. (NASDAQ: MARSA and MARSB) reports results of operations for the 12 weeks ended June 25, 2005.

     Net income for the quarter was $674,000 compared to $1,618,000 last year. Earnings per diluted common share were $0.08 compared to $0.20 last year. Operating income for the first quarter was $5,389,000 compared to $6,905,000 last year.

     Sales and other revenues for the first quarter were $409,780,000, an increase of $9,928,000 or 2.5% over last year.

     Sales in comparable supermarkets and convenience stores were above last year by 1.6%, the fifth consecutive quarter of positive comparable store sales. Comparable stores are those which were open during both quarters. Comparable store merchandise sales, which excludes gasoline sales, improved 0.6% from last year.* The Company excludes gasoline sales from its analysis of comparable store merchandise sales because retail gasoline prices fluctuate widely and frequently, which make analytical comparisons difficult.

* See attached schedule - Reconciliation of Comparable Store Sales and Comparable Store Merchandise Sales.


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     During the quarter, the Company opened one Arthur's Fresh Market. The
Company also closed one Village Pantry during the quarter.

     "First quarter results were not up to our expectations. We have identified a number of cost reduction and other profit improvement actions which we expect to implement during the remainder of fiscal 2006," said Don E. Marsh, Chairman and Chief Executive Officer.


     "We will open a new lifestyle store in suburban Chicago during the second quarter. We are excited about the opportunities this presents, as we enter into a new, dynamic market. We believe our superior quality and service will continue to set us apart from other supermarkets as we enter the Chicago market."


     Marsh is a leading regional chain, operating 69 Marsh(R) supermarkets, 38 LoBill(R) Foods stores, 8 O'Malia(R) Food Markets, 160 Village Pantry(R) convenience stores, 2 Arthur's Fresh Market(R) stores, and 1 Savin*$(SM), in Indiana and western Ohio. The Company also operates Crystal Food Services(SM), which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions, and restaurant management, and Primo Banquet Catering and Conference Centers; Floral Fashions(R), McNamara(R) Florist and Enflora(R) - Flowers for Business.













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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: the entry of new competitive stores and their impact on the Company; the level of discounting and promotional spending by competitors; the Company's ability to improve comparable store sales; the level of margins achievable in the Company's operating divisions; the stability and timing of distribution incentives from suppliers; the Company's ability to amend or refinance its revolving credit facility; softness in the local economy; the Company's ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company's new and remodeled stores; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company's ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.


























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                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   -------------------------------------------
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                         12 Weeks Ended
                                                   --------------------------
                                                     June 25,       June 19,
                                                       2005            2004
                                                       ----            ----

Sales and other revenues                             $409,780        $399,396
Gains from sales of property                                -             456
                                                 ------------      ----------
Total revenues                                        409,780         399,852
Cost of merchandise sold, including
   warehousing and transportation,
   excluding depreciation                             287,354         281,123
                                                      -------         -------
Gross profit                                          122,426         118,729
Selling, general and administrative                   111,065         106,039
Depreciation                                            5,972           5,785
                                                    ---------       ---------
Operating income                                        5,389           6,905
Interest                                                4,447           4,283
Other non-operating income                               (119)              -
                                                    ---------    ------------
Income before income taxes                              1,061           2,622
Income taxes                                              387           1,004
                                                   ----------       ---------
Net income                                        $       674      $    1,618
                                                   ==========       =========

Earnings per common share:
Basic                                                   $.09             $.20
Diluted                                                  .08              .20

Dividends declared per share                            $.13             $.13























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                            MARSH SUPERMARKETS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (in thousands)
                                   (Unaudited)
                                                    June 25,         June 19,
                                                      2005             2004
                                                      ----             ----
ASSETS
Current assets:
  Cash and equivalents                             $  46,305         $  41,656
  Accounts and notes receivable, net                  22,941            22,924
  Inventories                                        135,612           127,280
  Prepaid expenses                                     4,869             3,829
  Recoverable income taxes                             1,226             3,289
                                                   ---------         ---------
Total current assets                                 210,953           198,978
Property and equipment, less allowances
for depreciation                                     316,343           294,955
Other assets                                          50,529            52,801
                                                    --------          --------
         Total Assets                               $577,825          $546,734
                                                     =======           =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $  83,639         $  76,333
  Accrued liabilities                                 48,322            46,925
  Current maturities of long-term liabilities         78,937             5,080
                                                    --------         ---------
       Total current liabilities                     210,898           128,338

Long-term liabilities:
  Long-term debt                                     132,579           181,163
  Capital lease obligations                           26,921            27,935
  Pension and post-retirement benefits                53,649            43,766
                                                    --------          --------
      Total long-term liabilities                    213,149           252,864

Deferred items:
   Income taxes                                        8,380            18,483
   Gains from sale/leasebacks                         16,196            15,337
   Other                                               5,292             3,526
                                                   ---------         ---------
       Total deferred items                           29,868            37,346

Shareholders' Equity:
  Common stock, Classes A and B                       26,699            26,588
  Retained earnings                                  130,520           131,399
  Cost of common stock in treasury                   (15,876)          (15,724)
  Deferred cost - restricted stock                      (120)             (191)
  Notes receivable - stock purchases                     (11)              (11)
  Accumulated other comprehensive loss               (17,302)          (13,875)
                                                    --------          --------
       Total shareholders' equity                    123,910           128,186
                                                     -------           -------
         Total Liabilities and Shareholders'
           Equity                                   $577,825          $546,734
                                                     =======           =======




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                            MARSH SUPERMARKETS, INC.
                    Reconciliation of Comparable Store Sales
                     and Comparable Store Merchandise Sales



                                     June 25,         June 19,               %
                                      2005              2004             Change
                                 -------------      ------------         -------
                                     (000)              (000)

Total revenues                        $409,780          $399,852          2.5%

Less:  other revenues/non-
comparable sales and gains
from sales of property (a)              30,770            26,817
                                      --------          --------

Comparable supermarket
and convenience store
sales                                  379,010           373,035          1.6%

Less:  comparable store
gasoline sales (b)                      41,066            37,058
                                      --------          --------

Comparable supermarket
and convenience store
merchandise sales                      337,944           335,977          0.6%
                                       =======           =======



(a) Other revenues and non-comparable sales include sales and revenues of both Crystal Foodservice and McNamara, as well as supermarket and convenience store revenues from video rental, lottery tickets, check cashing fees and other sources.

(b) The Company excludes gasoline sales from its analysis of comparable store sales because retail gasoline prices fluctuate widely and frequently, making analytical comparisons difficult.






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